                                    Bye-Laws

                                       of

                                   UPROAR LTD.
                       (formerly E-Pub (Holdings) Limited)




I HEREBY CERTIFY that the following is a true copy of the Bye-Laws of Uproar Ltd. (the "Company") as adopted by the Shareholders of the Company dated 19th March, 1999, in substitution for the Bye-laws of the Company adopted at the Statutory Meeting of the Company held on 21st July, 1997.



                                                                 /s/ [illegible]
                                                                 ---------------
                                                                    Director




                                M.L.H. Quin & Co.
                             Barristers & Attorneys
                        Bermuda Commercial Bank Building                  [SEAL]
                                44 Church Street
                             Hamilton, Bermuda HM12

                            Telephone: (441) 292 7070
                            Facsimile: (441) 292 8899
                               email: info@mlhq.bm

                                      INDEX
BYE-LAW                                                                     PAGE
-------                                                                     ----

    INTERPRETATION                                                            1
 1. Definitions and Interpretation

    SHARE CAPITAL AND SHARE RIGHTS
 2. Rights of Shares                                                          2
 3. Modification of Share Rights                                              3
 4. Increase, reduction or alteration of Capital                              3
 5. Power to Issue Shares                                                     3
 6. Registered Holder of Shares                                               3
 7. Register of Members                                                       3
 8. Share Certificates                                                        4
 9. Lien on Shares                                                            4
10. Call on Shares                                                            4
11. Forfeiture of Shares                                                      5

    TRANSFER OF SHARES
12. Transfer of Shares                                                        5
13. Instrument of Transfer                                                    5
14. Restrictions on Transfer                                                  5
IS. Transfers by Joint Holders                                                5

    TRANSMISSION OF SHARES
16. Representative of Deceased Member                                         6
17. Registration on Death or Bankruptcy                                       6

    GENERAL MEETINGS
18. Annual General Meetings                                                   6
19. Special General Meetings/Requisition of Members                           7
20. Short Notice                                                              7
21. Accidental Omission of Notice of General Meeting                          8
22. Quorum for General Meetings                                               8
23. Adjournment of Meetings                                                   8
24. Telephone etc. Meetings                                                   8
25. Attendance of Directors                                                   8
26. Chairman of Meetings                                                      8
27. Voting at Meetings                                                        9
28. Equality of Votes                                                         9
29. Seniority of Joint Holders Voting                                         9
30. Objections at Meetings                                                    9
31. Proxies and Corporate Representatives                                     9
32. Written Resolutions                                                      10

    BOARD OF DIRECTORS
33. Appointment of Directors                                                 10
34. Retirement and Removal of Directors                                      11
35. Resignation and Disqualification of Directors                            11

BYE-LAW                                                                     PAGE
-------                                                                     ----

36. Register of Directors and Officers                                       11
37. Directors' Fees and Additional Remuneration and Expenses                 12
38. Directors' Interests                                                     12

    POWERS AND DUTIES OF THE BOARD
39. Management of the Company                                                12
40. Power to Borrow and Charge Property                                      12
41. Power to Provide Benefits                                                12
42. Power to Appoint Managing Director or Chief Executive Officer            13
43. Power to Appoint Manager and to Appoint and Dismiss Employees            13
44. Power to Authorise Specific Actions and Appoint Attorney                 13
45. Power to Delegate                                                        13
46. Exercise of Power to Purchase Shares of, or discontinue, the Company     13
47. Meetings of the Board                                                    14
48. Notice of Meetings of the Board                                          14
49. Quorum for Board Meetings                                                14
5O. Chairman of Meetings                                                     14
51. Committees of Directors                                                  14
52. Written Resolutions                                                      15
53. Acts Valid notwithstanding Defect in Appointment                         15

    OFFICERS OF THE COMPANY
54. Officer of the Company                                                   15
55. Appointment of Officers                                                  15
56. Remuneration and Duties of Officers                                      16
57. Minutes                                                                  16

    THE SEAL
58. The Seal                                                                 16
59. Manner in which Seal is to be affixed                                    16

    DIVIDENDS AND OTHER DISTRIBUTIONS
60. Declaration of Dividends by the Board                                    16
61. Other Distributions                                                      16
62. Reserve Fund                                                             17
63. Deduction of Amounts due to the Company                                  17
64. Record Dates                                                             17

    CAPITALISATION OF PROFITS
65. Issue of Bonus Shares                                                    17

    ACCOUNTS AND FINANCIAL STATEMENTS
66. Records of Account                                                       17
67. Financial Year End                                                       17
68. Financial Statements                                                     18

    AUDIT
69. Auditors                                                                 18

BYE-LAW                                                                     PAGE
-------                                                                     ----

    NOTICES
70. Notices to Members                                                       18
71. Notice of General Meetings                                               18

    WINDING UP
72. Winding-up/Distribution by Liquidator                                    18

    INDEMNITY
73. Indemnification of Directors and Officer                                 18

    ALTERATION OF BYE-LAWS
74. Alteration of Bye-laws                                                   19

                              AMENDED AND RESTATED

                                    BYE-LAWS

                                       of

                                   UPROAR LTD.

INTERPRETATION

1. Definitions and interpretation

1.1   In these Bye-Laws:

      "Act means the Companies Act 1981;

      "Bermuda" means the Islands of Bermuda;

      "Board" means the Board of Directors of the Company appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

      "Company" means E-Pub (Holdings) Limited;

      "Director" means a director of the Company appointed in accordance with these Bye-laws;

      "Member" means a member of the Company holding one or more shares and, when two or more persons are registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context requires.

      "Officer" means any person appointed by the Board to hold an office in the Company;

      "Register of Directors and Officers" means the register of directors and officers of the Company maintained by the Company in Bermuda;

      "Register of Members" means the register of members of the Company maintained by the Company in Bermuda;

      "Registered Office" means the registered office of the Company which shall be at such place in Bermuda as the Directors shall from time to time appoint;

      "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

      "Resolution" means a resolution of the Members, or where required, of a separate class or separate classes of Members, adopted either in general meeting or by written resolution, in accordance with these Bye-Laws;

      "Seal" means the Common Seal of the Company and includes any duplicate thereof;

      "Secretary" means (subject to the provisions of the Act) the person for the time being appointed to perform the duties of the Secretary of the Company and includes an Assistant, Acting or Deputy Secretary;

      "Special Resolution" means a resolution of the Members or where required, of a separate class or separate classes of Member, either adopted in general meeting by Members representing not less than 50% of the issued shares carrying the right to vote at such meetings or adopted by written resolution in accordance with Bye-law #32.

1.2 In these Bye-laws, unless inconsistent with the context or the contrary intention appears a reference to:

      (a)  "paid up" means paid up or credited as paid up;

           "may" shall be construed as permissive;

           "shall" shall be construed as imperative; and

           a "share" means a share in the capital of the Company.

      (b) any meeting (whether of the Directors, a committee appointed by the Board, the Members or any class of the Members) includes any adjournment of that meeting;

      (c)  the singular includes the plural and vice versa;

      (d)  the masculine includes the feminine and neuter respectively;

      (e) persons include companies, associations or bodies of persons, whether corporate or not;

      (f) writing includes typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

      (g)  a bye-law is a reference to a Bye-law of these Bye-laws; and

      (h) a statute or law in a reference to a Bermuda statute or law and a provision of any statute or law is a reference to that provision as amended or re-enacted.

1.3 Unless otherwise provided in these Bye-laws, any terms defined in the Act in force at the date when these Bye-Laws or any part hereof are adopted and used in these Bye-Laws shall bear the same meaning in these Bye-Laws or such part (as the case may be).

1.4 For the purposes of these Bye-laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Act is present.

1.5 The index to and the headings in these Bye-laws are for convenience only and are to be ignored in construing these Bye-laws.

                          SHARE CAPITAL AND SHARE RIGHTS

2.    Rights of shares

      Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

3.    Modification of share rights

3.1 Subject to the Act, all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than 50% of the issued shares of that class or with the sanction of a Resolution of the holders of such shares voting in person or by proxy at a separate general meeting of the holders of the shares of that class in accordance with
      Section 47(7) of the Act.

3.2 The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms or issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

4.    Increase, reduction or alteration of Capital

4.1 The Company may from time to time by Special Resolution change the currency of denomination of, increase, alter or reduce its share capital in accordance with Sections 45 and 46 of the Act.

4.2 Where any fraction of a share or other difficulty arises an any alteration, the Board may settle the same as it thinks fit including, without limitation to the generality of the foregoing, the issue to Members of fractions of shares and/or arranging for the sale and transfer of fractions of shares of Members.

5.    Power to Issue shares

5.1 Subject to the Act, any preference shares may be issued or converted into shares that at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by Resolution determine.

5.2 Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.3 The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

6.    Registered holder of shares

6.1 The Company may treat the registered holder of any share as the absolute owner thereof and shall not be bound to recognise (even when having notice thereof) any equitable or other claim to, or interest in, any share on the part of any other person.

6.2 Any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at that Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one of such holders can give an effective receipt for any dividend paid in respect of those shares.

7.    Register of Members

      The Secretary shall establish and maintain the Register of Members at the Registered Office in the manner prescribed by the Act. Unless the Board otherwise determines, the Register of Members shall be open to inspection in the manner prescribed by the Act between 10.00 a.m. and 12.00 noon on every working day. Unless the Board so determines, no Member or intending Member shall be entitled to have entered in the Register of Members any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 6.1.

8.    Share certificates

8.1 The preparation, issue and delivery of certificates shall be governed by the Act. In the case of a share held jointly by several persons, delivery of a certificate to one or several joint holders shall be sufficient delivery to all.

8.2 The Company shall not be obliged to complete or deliver share certificate unless specifically called upon to do so by the person to whom such shares have been allotted or transferred.

8.3 If a share certificate shall be proved to the satisfaction of the Board to have been defaced, lost, worn out or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.    Lien on shares

9.1 The Company shall have a first lien on every share (not being a fully paid share for all moneys called or payable in respect of such share, and the Company shall also have a first lien on every share (other than a fully paid share) registered in the name of a Member, whether singly or jointly, for all the debts and liabilities, whether actual or contingent or owed singly or jointly with any other person, of that Member to the Company. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-law.

9.2 The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

9.3 The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

10.   Call on shares

10.1 The Board may from time to time make calls upon a Member in respect of any moneys unpaid on the shares allotted to or held by that Member and if a call is not paid on or before the day appointed for payment, the Member may at the discretion of the Board be liable to pay to the Company interest on the unpaid amount of any such call at such rate as the Board may determine, from the date on which that call was payable to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Board may determine.

10.2 The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

11.   Forfeiture of shares

11.1 If a Member fails to pay any call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of the call remains unpaid serve a notice on him requiring payment of so much of the call as is unpaid, together with any interest which may have accrued.

11.2 The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment is to be made and shall state that, if the payment is not paid on or before the day and at the place appointed, the shares in respect of which such call is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

11.3 If the requirements of any such notice are not complied with, any such share may at any time thereafter before payment of such call and interest due in respect thereof be forfeited by a resolution of the Board to that effect whereupon such share shall become the property of the Company and may be disposed of as the Board shall determine. Any forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

11.4 A Member whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all calls owing on such shares at the time of forfeiture and all interest due thereon and the Company may enforce payment without being obliged to make any allowance for the value of the shares forfeited.

                               TRANSFER OF SHARES

12.   Transfer of shares

      Subject to the Act and to any applicable restrictions in these Bye-Laws, any Member may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

13.   Instrument of transfer

      The instrument of transfer of a share shall be signed by or on behalf of the transferor alone except where the shares the subject of the instrument of transfer have not been fully paid up in which case the instrument of transfer shall be signed by the transferor and the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof. All Instruments of transfer when registered may be retained by the Company.

14.   Restrictions on transfer

      The Board may, in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which has not been fully paid up.

15.   Transfers by joint holders

      The joint holders of any share may transfer that share to one or more of those joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of that deceased Member.

                             TRANSMISSION OF SHARES

16.   Representative of deceased Member

      In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member, where he was sole holder, shall be the only persons recognised by the Company as having any title to his shares. Nothing contained in these Bye-laws shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. Subject to Section 52 of the Act, for the purpose of this Bye-Law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion determine to be the person properly authorized to deal with the shares of a deceased Member.

17.   Registration on death or bankruptcy

17.1 Any person becoming entitled to a share on the death or bankruptcy of a Member may be registered as a Member on such evidence as the Board may deem sufficient or may elect to have some person nominated by him registered as the transferee thereof. If the person so entitled elects to be registered himself, he shall deliver to the Company a notice in writing to that effect signed by him. If he elects to have his nominee registered, he shall execute in favour of his nominee an instrument of transfer of such share. On presentation of the notice or instrument of transfer (as the case may be) to the Board together with such evidence as the Board may require to prove the title of the person so entitled, the person so entitled or the transferee (as the case may be) shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before his death or bankruptcy (as the case may be).

17.2 Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Law 17.1.

                                GENERAL MEETINGS

18.   Annual general meetings

18.1 An annual general meeting of the Company shall be held in each calendar year in accordance with the requirements of the Act at such time and place as the Board shall appoint. Notice in writing shall be given to each Member entitled to receive notice thereof not fewer than 21 nor more than 60 days (excluding the day on which it is served or deemed to be served and the day for which it is given) specifying the place, date and time of the meeting, that the election of Directors will take place at the meeting and, as far as practicable, the general nature of the business to be considered.

18.2 Nominations of persons for election to the Board and the proposal of business to be considered by the Members may be made at an annual general meeting (a) pursuant to the Company's notice of meeting, by or at the direction of the Board of Directors in accordance with these Bye-laws or
      (b) by any Member of the Company who was a Member of record at the time of giving of notice provided for in this Bye-law 18, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bye-law 18.

18.3 For nominations or other business to be properly brought before an annual general meeting by a Member pursuant to clause (b) of Bye-law 18.2, the Member must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for Member action. To be timely a Member's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the one hundred and twentieth (120th) day nor earlier than the close of business on the one hundred and fiftieth (150th) day prior to the first anniversary of the date of the notice delivered to Members in connection with the preceding year's annual general meeting; provided, however, that if either (i) the date of the annual general meeting is more than thirty
      (30) days before or more than sixty (60) days after such an anniversary date or (ii) if no notice was delivered to Members in connection with the preceding year's annual general meeting, notice by the Member to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual general meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Such Member's notice shall set forth (a) as to each person whom the Member proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended of the U.S.A. (the "Exchange Act") (including such person's written consent to being named in the notice as a nominee and to serving as a director if elected); (b) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Member and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Member, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares that are owned beneficially and held of record by such Member and such beneficial owner.

18.4 Notwithstanding anything in the second sentence of Bye-law 18.3 to the contrary, in the event that the number of directors to be elected to the Board of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least seventy (70) days prior to the first anniversary of the preceding year's annual general meeting (or, it the annual general meeting is held more than thirty (30) days before or sixty
      (60) days after such anniversary date, at least seventy (70) days prior to such annual general meeting), a Member notice required by this Bye-law 18 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

19.   Special general meetings/requisition of Members

19.1 General meetings other than annual general meetings, which shall be special general meetings, may be convened by the President and shall be convened by the president or secretary at the request in writing of two thirds of the Board.

19.2 The Board shall, on the requisition of Members holding at the date of deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of deposit carries the right to attend and vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and Section 74 of the Act shall apply.

19.3 A special general meeting shall be convened by the Board on not fewer than 21 days' and not more than 60 days' notice, (excluding the day on which it is served or deemed to be served and the day for which it is given) in writing to each Member entitled to receive notice thereof specifying the place, date and time of the meeting and the general nature of the business to be considered at the meeting.

20.   Short notice

      Notwithstanding that a meeting of the Company is called by shorter notice than that specified in Bye-laws 18 or 19, it shall be deemed to have been duly called if it is so agreed:

      (a) in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote at the meeting;

      (b) in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.

21.   Accidental omission of notice of general meeting

      The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

22.   Quorum for general meetings

      No business shall be transacted at any general meeting unless a quorum in present. Save as otherwise provided by these Bye-Laws, at least two Members representing not less than 50% of the issued shares carrying the right to vote in the Company, present in person or by proxy shall be a quorum for all purposes, provided that if the Company shall have only one Member, one Member present in person or by proxy shall constitute the necessary quorum. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time and place as the Secretary may determine.

23.   Adjournment of meetings

      The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote at general meetings in accordance with these Bye-laws.

24.   Telephone etc. meetings

      Members may participate in any general meeting only by attendance in person or attendance in person of their duly appointed proxy. Attendance by telephone, electronic or other communication facilities shall not constitute presence in person at such meeting.

25.   Attendance of Directors

      The Directors shall upon written request deposited at the Registered Office be entitled to receive notice of, attend and speak at, general meetings of the Company.

26.   Chairman of meetings

      The Chairman or President of the Company shall preside as chairman at every general meeting. If at any meeting neither the Chairman nor the President is present within twenty minutes after the time appointed for holding the meeting, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present or, if no Director is willing to act as chairman, the persons present and entitled to vote shall elect one of their number to be chairman. The appointment of a chairman to preside at any general meeting, in the absence of the Chairman or President, may be made immediately if the Chairman and President have indicated, in writing, to the Secretary that they shall not attend such meeting.

27.   Voting at meetings

      When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Act of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

28.   Equality of votes

      In the case of an equality of votes, the chairman of the meeting shall not have a second or casting vote and the proposed resolution shall fail.

29.   Seniority of joint holders voting

      In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

30.   Objections at meetings

      If at a general meeting;

      (a)  any objection is raised to the qualification of any voter, or

      (b) any votes are counted which should not have been counted or which may have been rejected; or

      (c)  any votes are not counted which should have been counted,

      the objection or error shall not vitiate the decision of the meeting on any resolution unless the objection or error is raised or pointed out at the meeting at which the vote is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

31.   Proxies and corporate representatives

31.1 The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointer is a company, either under its seal or under the hand of an officer, attorney or other persons authorised to sign the same.

31.2 A Member may designate a person who is not a Member of the Company as his proxy to represent such Member and vote on his behalf at any General Meeting of the Company or any Meeting of the holders of any class of shares. A proxyholder shall only vote in accordance with the direction made in the instrument of proxy duly executed by Members granting such proxy and in the absence of such direction the proxyholder shall be bound to vote the proxy in favour of the proposals recommended by the Board of the Company.

31.3 The instrument appointing a proxy together with such other evidence as in its discretion, the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of adjournment or, in either case, in any document sent therewith) at anytime prior to the holding of the meeting or adjourned meeting at which the persons named in the instrument proposes to vote.

31.4 Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

31.5 Subject to the Act, the Board may at its discretion waive any of the provisions of these Bye-laws relating to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings or to sign written resolutions.

32.   Written Resolutions

32.1 Subject to Bye-law 32.5, anything which may be done by Resolution of the Company in general meeting or by Resolution of a meeting of any class of the Members of the Company may, without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Members or their proxies, or in the case of a Member that is a corporation (whether or not a company within the meaning of the Act) on behalf of such Member, being all of the Members of the Company who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution.

32.2 A written Resolution may be signed by, or in the case of a Member that is a corporation (whether or not a company within the meaning of the Act), on its behalf, all the Members of the Company, or any class thereof, in as many counterparts as may be necessary.

32.3 For the purposes of this Bye-law 32, the date of a written resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation (whether or not a company within the meaning of the Act), on its behalf, the last Member to sign and any reference in any Bye-law to the date of passing of a Resolution is, in relation to a Resolution in writing made in accordance with this Bye-law, a reference to such date.

32.4 A Resolution in writing made in accordance with this Bye-Law 32 is as valid as if it has been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Members, of the Company, as the case may be, and shall constitute minutes for the purposes of the Act and these Bye-Laws.

32.5  This Bye-law 32 shall not apply to:

      (a)  a Resolution passed pursuant to Section 89(5) of the Act or

      (b) a Resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

                               BOARD OF DIRECTORS

33.   Appointment of Directors

33.1 The number of Directors which shall constitute the whole Board of Directors of the Company shall be determined by the Members in general meeting but shall not be less than two.

33.2 Without prejudice to the power of the Company by Resolution to appoint any person to be a Director in accordance with these Bye-laws, the Board, by a resolution passed by a majority of not less than 66.67% of the members of the Board in office, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy.

34.   Retirement and Removal of Directors

34.1 At each annual general meeting one-third of the Directors or, if their number is not three or a multiple of three, the number nearest to but not exceeding one-third, shall retire from office. If there are fewer than three directors who are subject to retirement by rotation, one shall retire from office.

      Subject to the Act and the Bye-laws, the Directors to retire by rotation at an annual general meeting include, so far as necessary to obtain the number required, first, a director who wishes to retire and not offer himself for reappointment and, second, those directors who have been longest in office since their last appointment or reappointment. As between two or more who have been in office an equal length of time, the director to retire shall, in default of agreement between them, be determined by lot.

      The directors to retire on each occasion (both as to number and identity) shall be determined on the basis of the composition of the board at the start of business on the date of the notice convening the annual general meeting, disregarding a change in the number of identity of the directors after that time, but before the close of the meeting.

      A director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be reappointed. If he is not reappointed or deemed reappointed, he may retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

      At an annual general meeting at which a director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring director is, if willing, deemed reappointed unless it is expressly resolved not to fill the vacancy or a resolution for the reappointment of the director is put to the meeting and lost.

34.2 The Company may in general meeting remove a Director for cause provided notice of any such meeting shall be served upon the Director concerned not less than 21 days' before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a general meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

35.   Resignation and Disqualification of Directors

      The office of a Director shall be vacated if the Director:

      (a)  resigns by notice in writing to the Company;

      (b)  is or becomes of unsound mind or dies;

      (c) is or becomes bankrupt or makes any arrangement or composition with his creditors;

      (d)  is prohibited by law from being a Director;

      (e) ceases to be a Director by virtue of the Act or is removed from office pursuant to these Bye-Laws.

36.   Register of Directors and Officers

      The Secretary shall establish and maintain a Register of Directors and Officers as required by the Act. The Register of Directors and Officers shall be open to inspection in the manner prescribed by the Act between 10:00 a.m. and 12:00 noon on every working day.

37.   Directors' fees and additional remuneration and expenses

      The remuneration (if any) of the Directors shall be determined from time to time by the Company by Resolution and shall be deemed to accrue from day to day. A Director may also be paid all travel, hotel and incidental expenses properly incurred in attending and returning from meetings of the Board, committees appointed by the Board, general meetings of the Company, or in connection with the business of the Company or his duties as a Director generally.

38.   Directors' Interests

38.1 A Director, or a Director's firm, partner or any company with whom a Director is associated, may act in a professional capacity for the Company and that Director or that Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing in this Bye-law shall authorise a Director or a Director's firm, partner or company to act as Auditor of the Company.

38.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Act

38.3 Following a declaration being made pursuant to Bye-law 38.2 and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

                         POWERS AND DUTIES OF THE BOARD

39.   Management of the Company

39.1 In managing the business of the Company, the Board may exercise all such powers of the Company as are not by statute or by these Bye-laws required to be exercised by the Company in general meeting subject to the Act, these Bye-Laws and to any directions given by the Company by Resolution.

39.2 No direction or alteration of these Bye-Laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that direction or alteration had not been made. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

39.3 The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

40.   Power to borrow and charge property

      The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

41.   Power to provide benefits

      The Board on behalf of the Company may provide benefits for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such benefit, or for the insurance of any such person.

42.   Power to appoint managing director or chief executive officer

      The Board may from time to time appoint one or more of the Directors to be managing director or chief executive officer of the Company who shall, subject to control of the Board, supervise and administer all of the general business and affairs of the Company. The terms of any such appointment as to period and remuneration (if any) shall be determined by the Board.

43.   Power to appoint manager and to appoint and dismiss employees

43.1 The Board may appoint a person to act as manager of the Company's day to day business and may entrust and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

43.2 The Board may appoint, suspend or remove any employee of the Company and may fix his remuneration and determine his duties.

44.   Power to authorise specific actions and appoint attorney

44.1 The Board may from time to time and at any time authorise any person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

44.2 The Board may from time to time and at any time by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

45.   Power to delegate

45.1 The Board may entrust and confer on any Director or officer any of the powers exercisable by it on such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

45.2 The Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board may impose on it.

46.   Exercise of power to purchase shares of, or discontinue, the Company

      The Board may exercise all the powers of the Company to:

      (a) purchase all or any of its own shares in accordance with Section 42A of the Act; and

      (b) continue the Company in a named country or jurisdiction outside Bermuda in accordance with Section 132G of the Act.

47.  Meetings of the Board

47.1 The Board may hold meetings, both regular and special, for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit.

47.2 Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. The President or any two Directors may, and the Secretary, on the requisition of the President or any two Directors, shall, at any time summon a special board meeting on not less than two days' notice.

47.3 Questions arising at any Board meeting shall be determined by a majority of votes and, in the event of an equality of votes, the resolution shall fail.

47.4 A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

48.  Notice of meetings of the Board

48.1 Prior written notice of meetings of the Board specifying the date, time and place of the meeting and a brief description of the business to be conducted at the meeting shall be given to each Director.

48.2 Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or sent to him by post, facsimile, e-mail or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose.

48.3 A Director may waive notice of any meeting either prospectively or retrospectively.

49.  Quorum for Board meetings

     The quorum necessary for the transaction of the business of the Board shall be a majority of the members of the Board of Directors in office (but in no case less than two Directors). A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Act and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

50.  Chairman of meetings

     The Chairman (if any) of the Board or, in his absence, the Vice-Chairman shall preside as chairman at every meeting of the Board. If there is no such Chairman or Vice-Chairman, or if at any meeting the Chairman or the Vice-Chairman is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

51.  Committees of Directors

51.1 The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

51.2 In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

51.3 Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to adopting an agreement of merger or consolidation, recommending to the Members the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Members a dissolution of the Company, a revocation of a dissolution or amending the Bye-laws or Memorandum of Association of the Company; and, unless the resolution or the Memorandum of Association expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

51.4 The meetings and proceedings of any committee appointed by the Board shall be governed by the provisions in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superceded by any regulations imposed by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

52.  Written resolutions

     A resolution in writing signed by all the Directors or by all the members of a committee which may be in counterparts shall be as valid as if it had been passed at a duly called and constituted meeting of the Board or committee, as the case may be, such resolution to be effective on the date on which the last Director signs the resolution.

53.  Acts valid notwithstanding defect in appointment

     All acts done by the Board, any committee, any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, nothwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

                             OFFICERS OF THE COMPANY

54.  Officers of the Company

     The officers of the Company shall include a President and a Vice-President or a Chairman and a Deputy Chairman (who shall be Directors), a Secretary and such additional Officers (including, without limitation, assistant or deputy secretaries) as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

55.  Appointment of Officers

     The President and Vice-President or Chairman and Deputy Chairman shall be elected by the Board as soon as possible after the statutory meeting and each annual general meeting. Any person elected or appointed pursuant to this Bye-Law shall hold office until the close of the next annual general Meeting or for such other period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment.

56.  Remuneration and duties of Officers

     Save as provided in the Act or these Bye-Laws, the powers, duties and remuneration of the Officers of the Company shall be such (if any) as are determined from time to time by the Board. A provision of the Act or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

57.  Minutes

     The Directors shall cause minutes to be made and books kept for the purpose of recording:

     (a) all appointments of Officers made by the Directors;

     (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

     (c) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;

     (d) of all proceedings of managers (if any).

                                    THE SEAL

58.  The Seal

     The Seal shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

59.  Manner in which seal is to be affixed

     A Seal shall only be used by authority of the Board or of a committee constituted of the Board. Subject to these Bye-Laws, any Instrument to which a Seal is affixed shall be signed by two Directors or the Secretary and one Director, or by any two persons whether or not Directors or the Secretary who have been authorized either generally or specifically to attest to the use of the Seal provided that any Officer, Director or Resident Representative may affix a Seal attested with his signature only to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

60.  Declaration of dividends by the Board

     The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

61.  Other distributions

     The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

62.  Reserve fund

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

63.  Deduction of amounts due to the Company

     The Board may deduct from any dividend, distribution or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls on or in respect of shares of the Company or otherwise in respect of monies owed by him to the Company.

64.  Record dates

     Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix, in advance, any date as the record date for to payment of any dividend or distribution or the making of any allotment or issue of shares or rights or entities to exercise any rights in respect of any charge, conversion or exchange of shares and for the purpose of identifying the persons entitled to receive notices of general meetings or to express consent to corporate in writing without a meeting or for the purpose of any other lawful action. Any such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any action. A determination of the Members of record entitled to notice of or to vote at a general meeting shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjournment meeting.

                            CAPITALISATION OF PROFITS

65.  Issue of bonus shares

65.1 The Board may resolve to capitalise all or any amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Mernbers.

65.2 The Company may capitalise any sum standing to the credit of a reserve accounts or otherwise available for distribution by applying such sum in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

66.  Records of account

     The Board shall cause to be kept proper accounting records in accordance with the requirements of the Act. The records of account shall be kept at the Registered Office or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall at all times be open to inspection by the Directors during normal business hours.

67.  Financial year end

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

68.  Financial statements

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements made out in accordance with the provisions as required by the Act shall be laid before the Members in general meeting.

                                      AUDIT

69.  Auditors

     Subject to any rights to waive an audit pursuant to Section 88 of the Act, auditors shall be appointed by the Members or the Directors in accordance with Section 89 of the Act and their duties shall be regulated in accordance with the Act, any other applicable law and such requirements not inconsistent with the Act as the Board may from time to time determine.

                                     NOTICES

70.  Notices to Members

     A notice or other document (including a share certificate) may be served on or delivered to a Member either personally or by post to that Member at his address appearing in the Register of Members or to such other address given for the purpose. Notice or documents to be given or delivered to joint holders of a share shall be deemed to be properly given to all joint holders by delivery on or to one of the joint holders. Any notice or other document sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped, and put in the post.

71.  Notice of general meetings

     A notice of a general meeting shall be deemed to be duly given to a Member if it is sent to him by telex, facsimile, e mail or other mode of representing or reproducing words in a legible and non-transitory form to his address appearing in the Register of Members or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.

                                   WINDING UP

72.  Winding-up/distribution by liquidator

     If the Company is wound up, the liquidator may, with the sanction of a Resolution of the Members and any other sanction required by the Act, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability.

                                    INDEMNITY

73.  Indemnification of Directors and Officers

     Subject to the proviso below, every Director, Officer and member of a committee appointed by the Board shall be indemnified out of the funds of the Company against all:

    (a) civil liabilities loss damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered as a Director, Officer or committee member; and

    (b) liabilities incurred by him as such Director, officer or committee member in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Act in which relief from liability is granted to him by the court, and this indemnity shall extend to any person acting as a Director, Officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election provided that this indemnity shall not extend to any matter which would render it void pursuant to the Act. Any indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by the person claiming the indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

                             ALTERATION OF BYE-LAWS

74. Alteration of Bye-laws

    These Bye-Laws may be amended from time to time by a resolution or vote of not less than 66.67 of issued shares entitled to vote in such matter cast at a general meeting (provided that notice of such repeal, alteration, amendment or revision is included in the notice of such meeting) or by a written resolution of the Members in accordance with Bye-law 32 and otherwise in the manner provided for the Act.